Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (N0. 333-12543, 333-127206, 333-159805, 333-186085, 333-197195, 333-206371, 333-215247 and 333-215260) of BBX Capital Corporation of our report dated March 16, 2015, except for the change in reportable segments discussed in Note 23 to the consolidated financial statements, as to which the date is March 14, 2017, relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Fort Lauderdale, Florida

March 14, 2017